MUTUAL TERMINATION AGREEMENT

     This MUTUAL TERMINATION AGREEMENT is entered into as of March 19, 2008 (this "Agreement"), by and among Oritani Financial Corp., a federal corporation ("OFC"), and Greater Community Bancorp, a New Jersey corporation ("GCB").

                                    RECITALS
                                    --------

     WHEREAS, OFC and GCB are parties to that certain Agreement and Plan of Merger dated as of November 13, 2007 (the "Merger Agreement") (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement); and

     WHEREAS, the board of directors of OFC and the board of directors of GCB have determined that it is in the best interests of their respective corporations and stockholders to terminate the Merger Agreement as provided herein effective immediately upon execution of this Agreement; and

     WHEREAS, GCB has advised OFC that GCB intends to enter into a merger agreement with Valley National Bancorp ("Valley National"), upon execution of this Agreement.


                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. Termination of Merger Agreement.
   -------------------------------
     (a) Pursuant to Section 11.1.1 of the Merger Agreement, and effective immediately upon the execution of this Agreement, the Merger Agreement is hereby terminated and shall be of no further force or effect, and there shall be no further obligations, or restrictions on future activities on the part of OFC or GCB, except as otherwise explicitly set forth in this Agreement.

     (b) As a result of the termination of the Merger  Agreement as set forth in
(a) above, OFC and GCB agree and acknowledge that the GCB Voting Agreements, the MHC Voting Agreement and the Noncompete Agreement between OFC and Anthony M. Bruno, Jr. dated November 13, 2007, shall each terminate effective immediately upon execution of this Agreement, and shall be of no further force or effect. OFC and GCB shall mutually agree on the form of notification to be sent by GCB to its employees who are party to Executive Retention Agreements with OFC and GCB pursuant to the Merger Agreement and shall cooperate to timely notify those government agencies with which regulatory applications relating to the matters contemplated by the Merger Agreement were filed of the termination of the Merger Agreement.

2. Survival of Confidentiality Obligations and Agreement.
   -----------------------------------------------------
     (a) Notwithstanding anything contained in this Agreement to the contrary, the provisions of the Confidentiality Agreement dated as of August 30, 2007 between GCB and OFC (the "Confidentiality Agreement") shall survive and remain in full force and effect in accordance with its terms.

     (b) Each of GCB and OFC shall promptly return or use its reasonable efforts to destroy all agreements, documents, contracts, instruments, books, records, materials and other information (in any format) ("Proprietary Information") of the other party (except for such agreements, documents, contracts, instruments, books, records, material and other information that is otherwise publicly available), as well as all copies, reproductions, summaries, analyses or extracts thereof or based thereon (whether in hard-copy form or on intangible media, such as electronic mail or computer files) in the party's possession or in the possession of any of its representatives. Notwithstanding the return or destruction of any Proprietary Information, or documents or material containing or reflecting any Proprietary Information, the parties will continue to be bound by their obligations of confidentiality and other obligations under the Confidentiality Agreement.

3. Mutual Discharge and Release.
   ---------------------------
     Each party hereto, on behalf of itself and its affiliates, subsidiaries, directors, and to the extent legally permissible, its officers and employees, and the successors and assigns of each of them (each, a "Releasing Party"), hereby fully, finally and forever releases the other party hereto and each of its respective affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them, from any and all liabilities and obligations, claims, causes of action and suits, at law or in equity, whether arising under any United States federal, state or local or any foreign law or otherwise, that any Releasing Party has, has had or may have, arising out of, relating to, or in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, any liability or obligation arising out of any breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, provided that nothing in this Section 3 shall impair the survival and full force of the terms of the Confidentiality Agreement. By authorizing the execution of this Agreement, each member of the board of directors of each party acknowledges and agrees (and shall be estopped from arguing otherwise) that they are bound by this release.

4. Expenses.
   --------
     (a) Except as provided in (b) below, each party agrees that it shall bear all costs and expenses incurred by it and its affiliates and subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby, and this Agreement, without recourse to the other party.

     (b) Immediately following the execution of this Agreement by OFC and GCB, GCB shall pay $700,000 to OFC. (the "OFC Payment") via wire transfer in accordance with written instructions provided by OFC, which shall be paid in full satisfaction of any and all claims that OFC and its affiliates and subsidiaries may have against either GCB or the Valley National or their

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


respective affiliates, subsidiaries, officers and directors in connection with the Merger Agreement, including, without limitation any fee payable pursuant to
Section 11.2.2 of the Merger Agreement, it being agreed that the acceptance of this OFC Payment will constitute the sole and exclusive remedy of OFC against GCB, its affiliates and subsidiaries and their respective officers and directors.

5. Representations and Warranties.
   ------------------------------

     Each of OFC and GCB hereby represents and warrants to the other party that:
(a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement,
(b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. Each party agrees that no party is in breach or default of the Merger Agreement, and each party has agreed to the terms of, and has executed, this Agreement without admitting any liability or wrongdoing of any nature.

6. Public Announcement.
   -------------------
     Promptly following the execution of this Agreement, OFC will issue the press release (the "OFC Press Release") attached as Exhibit 1 to this Agreement, and GCG will issue the press release attached as Exhibit 2 to this Agreement, provided, however, that said OFC Press Release shall not be issued or otherwise made public prior to the public announcement of the business combination between the Valley National and GCB. Except as required by law or applicable listing agreement, and except for any announcement by GCB as to entering into a business combination agreement with Valley National no other press release or other form of public announcement shall be issued regarding this Agreement and the termination of the Merger Agreement by either OFC or GCB without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed and OFC and GCB agree that they shall not file a Current Report on Form 8-K with the Securities and Exchange Commission pursuant to the requirement of the Securities Exchange Act of 1934, as amended (the "Exchange Act")with respect to the termination of the Merger Agreement as contemplated hereby prior to the public announcement of the business combination between the Valley National and GCB, unless such failure to file would result in a violation of law or of its reporting obligations under the Exchange Act. Notwithstanding the foregoing, both OFC and GCB will be permitted to make reference to the matters addressed in this Agreement (but only after the earlier of the public announcement of the business combination between the Valley National and GCB or four business days after the execution hereof) in other press releases or required filings with the Securities and Exchange Commission, provided that such references are consistent in substance with the Press Release or are required by applicable law or listing requirements and each may issue general communications regarding the termination of the Merger Agreement to its employees and customers. OFC agrees that the joint press release to be issued by GCB and Valley National that is attached to this Agreement as Exhibit 3 is consistent with the requirements of this paragraph.

7. Waiver.
   ------
     In accordance with Section 11.3 of the Merger Agreement and by its execution of this Agreement (and without regard to GCB's execution of this Agreement), Oritani hereby waives compliance by GCB (including its Subsidiaries

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

and Representatives) with Section 6.10 of the Merger Agreement with respect to any actions taken by GCB on March 19, 2008. 8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:


    If to GCB, to:             Anthony M. Bruno, Jr.
                               Chairman, President and Chief Executive Officer
                               Greater Community Bancorp
                               55 Union Boulevard
                               Totowa, New Jersey  07512
                               Fax: (973) 942-9816

    With required copies to:   Walter J. Skipper, Esq
                               Quarles & Brady LLP
                               411 East Wisconsin Avenue
                               Milwaukee, Wisconsin  53202
                               Fax: (414) 978-8976


    If to OFC, to:             Kevin J. Lynch.
                               Chairman, President and Chief Executive Officer
                               Oritani Financial Corp.
                               370 Pascack Street
                               Township of Washington, New Jersey 07676
                               Fax: (201) 497-1208

    With required copies to:   John J. Gorman, Esq.
                               Luse Gorman Pomerenk & Schick, P.C.
                               5335 Wisconsin Avenue, N.W., Suite 400
                               Washington, D.C. 20015
                               Fax: (202) 362-2902



or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

8. Complete Agreement.
   ------------------
     This Agreement, along with the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes, terminates and renders of no further force or effect all prior or contemporaneous agreements and understandings

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

(other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.

10. Amendment; Modification.
    -----------------------
     This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

11. Severability.
    ------------
     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12. Governing Law.
    -------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of law provisions thereof (except to the extent that mandatory provisions of federal law are applicable). This Agreement shall be binding upon any successor to OFC or GCB. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13. Counterparts.
    ------------
     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

14. Headings.
    --------
     The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

15. Miscellaneous.
    -------------
     In the event any action in law or equity or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to its attorney's fees and other costs reasonably incurred in such action or proceeding.

                            [Signature page follows]

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




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                      ORITANI FINANCIAL CORP.


                      By:      /s/ Kevin J. Lynch
                              -------------------------------------------------
                              Kevin J. Lynch
                              Chairman, President and Chief Executive Officer




                      GREATER COMMUNITY BANCORP


                      By:      /s/ Anthony M. Bruno, Jr.
                              --------------------------------------------
                              Anthony M. Bruno, Jr.
                              Chairman, President and Chief Executive Officer


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